EXHIBIT 1A(8)(a)

                               Stock Sale Agreement

                                            STOCK SALE AGREEMENT


         Agreement dated October 16, 1986, between THE LIFE INSURANCE COMPANY OF VIRGINIA, a stock company organized under the laws of Virginia ("LOV"), and LIFE OF VIRGINIA SERIES FUND, INC., a corporation organized under the laws of Virginia (the "Fund"):
                                            WITNESSETH:
         WHEREAS, the Fund will serve as the investing medium for Life of Virginia Separate Account II established by LOV ("Separate Account") under
Section 38.1-443 of the Code of Virginia; and WHEREAS, the Fund desires to sell its shares to the Separate Account, to LOV itself and to organizations approved by LOV (the Separate Account, LOV and the other organizations being herein collectively called "Prospective Purchasers"); and
         WHEREAS, some of the prospective purchasers desire to purchase shares of the Fund and other prospective purchasers may desire to do so.
         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
         1. Sales of Shares to Prospective Purchasers. The fund will sell its shares at the "net asset value" of such shares (as defined in the preliminary prospectus forming part of the registration statement of the Fund, Registration No. 2-91369 under the Securities Act of 1933) to such of the prospective purchasers as shall request to Fund to sell its shares to them. Such sales will be made:

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their corporate names, all as of the date first above written.

                                                    THE LIFE INSURANCE COMPANY
                                                           OF VIRGINIA

ATTEST;                             By:
        ---------------------            -------------------------
                    Secretary                   John J. Palmer
                                                  Senior Vice President


                                                       LIFE OF VIRGINIA SERIES
                                                       FUND, INC.


 ATTEST:                            By:
         ----------------------         ----------------------------
                    Secretary                       Eric T. Henry
                                                        President






                       AMENDMENT TO STOCK SALE AGREEMENT



The Stock Sale Agreement dated September 3, 1986 between The Life Insurance Company of Virginia ("LOV") and Life of Virginia Series Fund, Inc. (the "Fund") pursuant to which shares of the Fund are sold to Life of Virginia Separate Account II is hereby amended by the addition of the following paragraph:

                  5. The Fund shall furnish all state insurance regulatory authorities, including, but not limited to, the California Insurance Commissioner, with any information or reports in connection with services provided under this agreement which such regulatory authorities may request in order to ascertain whether the variable insurance product operations of LOV are being conducted in a manner consistent with all applicable laws and regulations, including, but not limited to, the California Variable Life Insurance Regulations.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of April 15, 1988.

                                                    THE LIFE INSURANCE COMPANY
                                                             OF VIRGINIA



ATTEST:                             By:  William D. Baldwin
           -------------------            ------------------
           Assistant Secretary                 Senior Vice President

                                                         LIFE OF VIRGINIA SERIES
                                                             FUND, INC.


ATTEST:                             By:
            --------------------            ------------------
            Assistant Secretary             John J. Palmer
                                                     President

                              EXHIBIT 1A (8)(a)(i)

                 Amendment to Stock Sale Agreement between the
                 Life Insurance Company of Virginia and Life of
                           Virginia Series Fund, Inc.

                           AMENDMENT TO STOCK SALE AGREEMENT



The Stock Sale Agreement dated September 3, 1986 between The Life Insurance Company of Virginia ("LOV") and Life of Virginia Series Fund, Inc. (he "Fund") pursuant to which shares of the Fund are sold to Life of Virginia Separate Account II is hereby amended by the addition of the following paragraph:

                  6. LOV shall have the right, at all reasonable times, to inspect, audit and copy all records of the Fund that pertain to the Fund's performance of its obligations under this agreement.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of June 6, 1988.

                                                    THE LIFE INSURANCE COMPANY
                                                             OF VIRGINIA




ATTEST:                                     By:
           -------------------                 --------------------
           Assistant Secretary                 William D. Baldwin
                                                   Senior Vice President



                                                LIFE OF VIRGINIA SERIES
                                                FUND,INC.



ATTEST                             By:
       -----------------------         -------------------------
           Assistant Secretary                   John J. Palmer
                                                      President